                                                                 Exhibit 5(a)

                 [Letterhead of Wachtell, Lipton, Rosen & Katz]


                                January 19, 2005



M&T Bank Corporation
One M&T Plaza
Buffalo, New York  14203

M&T Capital Trust IV
M&T Capital Trust V
M&T Capital Trust VI
c/o M&T Bank Corporation
One M&T Plaza
Buffalo, New York  14203

Ladies and Gentlemen:

         We have acted as special counsel for M&T Bank Corporation, a New York corporation (the "Company"), and M&T Capital Trust IV, M&T Capital Trust V and M&T Capital Trust VI, each of which is a Delaware statutory business trust (each, a "Trust" and, collectively, the "Trusts"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3, as it may be amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the offer and sale by the Company and the Trusts, from time to time pursuant to the provisions of Rule 415 under the Securities Act, of up to $3 billion aggregate initial offering price of:

                  (i) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, collectively with the Senior Debt Securities, the "Debt Securities");

                  (ii) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts");

                  (iii) shares of common stock, par value $0.50 per share (the "Common Stock");

                  (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the "Warrants" and, collectively with the Debt Securities, Preferred Stock, Depositary Shares and Common Stock, the "Securities") of the Company;

January 19, 2005
Page 2

                  (v) capital securities of each of the Trusts (the "Capital Securities"), representing an undivided preferred beneficial interest in the assets of the applicable Trust;

                  (vi) guarantees by the Company, on a subordinated basis, of the payment of distributions and the redemption or liquidation price of the Capital Securities (the "Guarantees"); and

                  (vii) junior subordinated debentures (the "Debentures") issuable by the Company to the Trusts pursuant to a junior subordinated indenture to be entered into between the Company and a trustee (the "Junior Subordinated Indenture").

         In this connection, we have reviewed: (i) the Restated Certificate of Incorporation, as amended (the "Certificate"), and the Amended and Restated Bylaws (the "Bylaws"), of the Company; (ii) the Registration Statement as filed with the Commission on January 19, 2005; (iii) the forms of indenture relating to the Debt Securities, the form of depositary agreement relating to the Depositary Shares, the form of warrant agreement relating to the Warrants, the certificates of trust, trust agreements and forms of amended and restated trust agreements relating to the Capital Securities, the form of guarantee agreement relating to the Guarantees, and the form of Junior Subordinated Indenture, each in the form included as an exhibit to the Registration Statement; (iv) certain resolutions adopted by the Board of Directors of the Company; and (v) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein. We have, with your consent, relied as to factual matters on certificates or other documents or information furnished by the Company or its officers and by governmental authorities and upon such other documents and data that we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or as retrieved from the Securities and Exchange Commission's EDGAR database, and the authenticity of the originals of such latter documents. We have also assumed, and have no information to the contrary, that the resolutions of the Board of Directors of the Company relating to the Registration Statement and the transactions contemplated thereby provided to us accurately reflect the actions taken at meetings duly called and held at which a quorum was present and acting throughout, and that no action has been taken to rescind or modify such resolutions.

         Based upon the foregoing, we are of the opinion that, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iv) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or currencies, or currency unit or units, or composite currency or currencies:

January 19, 2005
Page 3

         1. With respect to the Debt Securities, when the Registration Statement has become effective under the Act, the indentures relating to the Senior Debt Securities and Subordinated Debt Securities have been duly authorized, executed and delivered by each of the parties thereto substantially in the forms filed as exhibits to the Registration Statement, the terms of the Senior Debt Securities or Subordinated Debt Securities, as the case may be, and of their issuance and sale have been duly established in conformity with the applicable indenture and any supplemental indenture that may be required so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Senior Debt Securities or Subordinated Debt Securities, as the case may be, have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the Senior Debt Securities or Subordinated Debt Securities, as the case may be, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company;

         2. The Preferred Stock has been duly authorized and, when the Registration Statement has become effective under the Act, a certificate of amendment to the Certificate relating to the designation of the Preferred Stock has been duly filed with the Secretary of State of the State of New York, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Certificate and the applicable amendment so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Preferred Stock will be validly issued, fully paid and nonassessable;

         3. With respect to Depositary Shares, when the Registration Statement has become effective under the Act, the deposit agreement relating to the Depositary Shares (the "Deposit Agreement") to be entered into between the Company and a bank or trust company selected by the Company to act as depositary thereunder (the "Depositary") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Deposit Agreement, and the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Receipts

January 19, 2005
Page 4

evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement;

         4. The Common Stock has been duly authorized and, when the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Certificate so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and nonassessable;

         5. With respect to the Warrants, when the Registration Statement has become effective under the Act, the warrant agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, executed and delivered substantially in the form filed as an exhibit to the Registration Statement, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Warrant Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Warrants will constitute valid and legally binding obligations of the Company; and

         6. With respect to the Debentures and Guarantees, when the Registration Statement has become effective under the Act, the guarantee agreement relating to the Guarantee of the Capital Securities of a Trust (the "Guarantee Agreement") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the amended and restated trust agreement relating to the issuance of Capital Securities by such Trust (the "Amended and Restated Trust Agreement") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the Junior Subordinated Indenture has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the terms of the corresponding Debentures and of their issuance and sale have been duly established in conformity with the Junior Subordinated Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debentures have been duly executed and authenticated in accordance with the Junior Subordinated Indenture and issued and sold to such Trust as contemplated in the Registration Statement, the terms of the Capital Securities and of their issuance and sale by such Trust have been duly established in conformity with the Trust's Amended and Restated Trust Agreement so

January 19, 2005
Page 5

as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Trust, and the Capital Securities have been duly authorized, executed, authenticated, issued and sold in accordance with the Amended and Restated Trust Agreement and as contemplated in the Registration Statement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Debentures and the Guarantee relating to the Capital Securities of such Trust will constitute valid and legally binding obligations of the Company.

         In connection with the opinions expressed above, we have assumed with your consent that, at or prior to the time of the delivery of any of such Securities, Capital Securities and Guarantees, (i) the members of the Board of Directors of the Company, themselves or as so delegated, shall have approved the specific sale and issuance of such Securities, Capital Securities or Guarantees (including the terms thereof) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities, Capital Securities or Guarantees, as the case may be, (ii) the Registration Statement and any post-effective amendments shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (iii) the final version of the Registration Statement shall not be substantially different from the versions we have reviewed, (iv) the final versions of the indentures relating to the Debt Securities, the Deposit Agreement, the Warrant Agreement, the Amended and Restated Trust Agreement, the Guarantee Agreement and the Junior Subordinated Indenture, as the case may be, shall not be substantially different from the versions we reviewed, (v) the trustees (as described in the Registration Statement) and the applicable indentures and trust agreements, as the case may be, shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder, (vi) (a) the Company shall have full power and authority to execute, deliver and perform the obligations set forth in the applicable documents, (b) the applicable documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, (c) the execution and delivery of the applicable documents and the performance by the Company of its obligations thereunder shall not have violated, breached or otherwise given rise to a default under the terms or provisions of the Certificate as then in effect or the Bylaws as then in effect or of any material contract, commitment or other obligation to which the Company is then a party, and such execution, delivery and performance shall comply with any requirement or restriction imposed by any court or governmental body then having jurisdiction over the Company, and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Securities, Capital Securities or Guarantees, as the case may be. We have also assumed that none of the terms of any Securities, Capital Securities or Guarantees to be established subsequent to the date hereof, nor the issuance and sale of such Securities, Capital Securities or Guarantees, nor the compliance by the Company with the terms of such Securities, Capital Securities or Guarantees, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

January 19, 2005
Page 6

         We are not members of the Bar of any jurisdiction other than the State of New York and, with your consent, we express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.



                                         Very truly yours,

                                         /s/ Wachtell, Lipton, Rosen & Katz

                                         Wachtell, Lipton, Rosen & Katz